Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the Titan Pharmaceuticals, Inc. 2014 Incentive Plan and the Titan Pharmaceuticals, Inc. 2015 Omnibus Incentive Plan, of our report dated March 31, 2015, relating to the financial statements of Titan Pharmaceuticals, Inc., which appears in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ OUM & CO. LLP

San Francisco, California

November 11, 2015